As filed with the Securities and Exchange Commission on September 5, 2007

Registration No. 333-131462

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESCHELON TELECOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1843131
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1201 N.E. Lloyd Boulevard, Suite 500
Portland, OR
(503) 453-8000	97232
(Address and telephone number of Principal Executive Offices)	(Zip Code)

Matthew Fahey
Senior Vice President of Finance
Eschelon Telecom, Inc.
1201 N.E. Lloyd Boulevard, Suite 500
Portland, OR 97232
Phone: (503) 453-8000
(Name, address and telephone number, including area code, of agent for service)

Copy to:

M. Christopher Hall
Perkins Coie
1120 N.W. Couch Street, 10th Floor
Portland, OR 97209
Phone: (503) 727-2000

Approximate date of commencement of proposed sale to public: Not applicable

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the registration statement on Form S-3, file No. 333-131462 (the “Registration Statement”), which was originally filed on February 1, 2006, is being filed to terminate the Registration Statement and deregister unsold shares of common stock of the registrant, Eschelon Telecom, Inc.

On August 31, 2007 pursuant to that certain agreement and plan of merger, dated as of March 19, 2007, the registrant became a wholly-owned subsidiary of Integra Telecom Holdings, Inc., and shares of the registrant’s common stock ceased to be quoted on the Nasdaq Global Market. On September 5, 2007, the registrant also filed a certification and notice of termination on Form 15 with respect to the registrant’s common stock.

Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, State of Oregon, on September 5, 2007.

ESCHELON TELECOM, INC.

By:	/s/ Matthew Fahey
Matthew Fahey
Senior Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant, and in the capacities indicated on the dates indicated below.

Signature	Title	Date

/s/ Dudley R. Slater	Chief Executive Officer and Director	September 5, 2007
Dudley R. Slater	(Principal Executive Officer)

/s/ Matthew Fahey	Senior Vice President of Finance	September 5, 2007
Matthew Fahey	(Principal Financial Officer)

/s/ James H. Huesgen	Director	September 5, 2007
James H. Huesgen